Direct Dial Number 847 402-2400
                                                 Facsimile 847 402-4371

 Michael J. Velotta                           Please direct reply to:
 Vice President, Secretary                    Post Office Box 3005
 and General Counsel                          Northbrook, Illinois 60065-3005

                                           February 1, 2002

TO:      ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
         FARMINGDALE, NEW YORK

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      INITIAL FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933
         AND THE INVESTMENT COMPANY ACT OF 1940
         FILE NOS. 333-________, 811-07467

With reference to the Registration Statement on Form N-4 filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as the Allstate Life Insurance Company of New York Lifetime America Variable Annuity Series ("Contracts"), I have examined such documents and such laws as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of February 1, 2002:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Commissioner of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued are valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus describing the Contracts constituting a part of the Registration Statement.

Sincerely,

/s/MICHAEL J. VELOTTA
- ----------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel